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                                                                    Exhibit 23.3

                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

  As a person who has not signed this registration statement but who is named herein as about to become a director, I hereby consent to the inclusion of such information and my name in this registration statement.

                                          /s/

                                          Steven M. Bathgate